EAGLE ROCK RECEIVES EARLY TERMINATION OF HSR WAITING PERIOD FOR TEXAS PANHANDLE MIDSTREAM ACQUISITION

HOUSTON, August 27, 2012 - Eagle Rock Energy Partners, L.P. (the “Partnership” or “Eagle Rock”) (Nasdaq:EROC) announced today that it has received notice of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act) in connection with the transactions contemplated by the Purchase and Sale Agreement between Eagle Rock and BP America Production Company dated August 10, 2012. The Purchase Agreement was disclosed with Eagle Rock's Form 8-K filed with the Securities and Exchange Commission on August 13, 2012, and is available at www.sec.gov.  The transaction remains subject to customary closing conditions.

About the Partnership

The Partnership is based in the United States and is a domestically-focused, growth-oriented limited partnership engaged in the business of (i) gathering, compressing, treating, processing, transporting, marketing and trading natural gas; fractionating, transporting and marketing NGLs; and crude oil logistics; and (ii) developing and producing interests in oil and natural gas property interests.
Contacts:
Eagle Rock Energy Partners, L.P.
Jeff Wood, 281-408-1203
Senior Vice President and Chief Financial Officer
Adam Altsuler, 281-408-1350
Director, Corporate Finance and Investor Relations